As filed with the Securities and Exchange Commission on December 9, 1997
                             Registration No. 333-______


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM S-8

                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                               USCS INTERNATIONAL, INC.
                (Exact name of Registrant as specified in its charter)

             DELAWARE                                     94-1727009
         -------------------------------               ------------------
         (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)                    Identification No.)

                               2969 Prospect Park Drive
                            Rancho Cordova, CA 95670-6148
                                    (916) 636-4500
                            (Address and telephone number
                           of principal executive offices)

                               USCS INTERNATIONAL, INC.
                                401(k) RETIREMENT PLAN
                               (Full Title of the Plan)
                                _____________________
                                 MARY G. JORDAN, ESQ.
                    Vice President, General Counsel and Secretary
                               USCS International, Inc.
                               2969 Prospect Park Drive
                            Rancho Cordova, CA 95670-6184
                                    (916) 636-4500
                         (Name, address and telephone number,
                                of agent for service)
                                ______________________
                                      Copies to:
                                GILLES S. ATTIA, ESQ.
                                 Graham & James, LLP
                                   400 Capitol Mall
                                      Suite 2400
                              Sacramento, CA 95814-4411
                                    (916)558-6700

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                      Proposed     Proposed
Title of                              Maximum      Maximum
Securities       Amount               Offering     Aggregate       Amount of
to be            to be                Price        Offering        Registration
Registered (1)   Registered           Per Share    Price           Fee
--------------------------------------------------------------------------------
Common
Stock, no
par value        500,000 shares (2)   $18.75 (3)   $9,375,000 (4)  $2,765.63

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) plan described herein.
(2) The amount of Common Stock registered hereby is an estimate of the sales that will be made to participants for the next three years.
(3) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market for December 5, 1997.
(4) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participant employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933 (the "Act"). These document(s) and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

    (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    (2) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997; and

    (3)  the Registrant's Current Report on Form 8-K dated August 20, 1997.

    (4) the description of the Common Stock set forth in the Registrant's Registration Statement on Form 8-A registering the Registrant's Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, filed June 18, 1996.

    All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Certain attorneys of Graham & James LLP, counsel to the Registrant, own an aggregate of 5,595 shares of the Registrant's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act.

    The Registrant's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws provide for expanded indemnification of directors and officers of the Registrant and limit the liability of directors of the Registrant. The Bylaws provide that the Registrant shall indemnify each person who is or was an officer or director of the Registrant, or was serving as an officer, director, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Registrant, which approval shall not be unreasonably withheld) actually and reasonably incurred by him or her in connection with any action, suit or proceeding if he or she acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such right to indemnification includes the right to advancement of expenses incurred by such person prior to final disposition of the proceeding, provided, that such person shall provide the Registrant with an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified for such expenses. The Bylaws also provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the Registrant to procure a judgment in its favor by reason of the fact that he or she is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the interests of the Registrant, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or such other court shall deem proper. No person shall be indemnified by the Registrant for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934. The Certificate of Incorporation provides that if the Delaware General Corporation Law is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The Registrant has also entered into agreements to indemnify its officers and directors in addition to the indemnification provided by the Registrant's Bylaws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

        The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit
  No.                   Description
---------       ---------------------------

4.1 Second Amended and Restated Certificate of Incorporation of the Registrant dated April 10, 1996.*

4.2 Shareholder Rights Agreement dated December 30, 1988 among the Registrant, Westar Capital and Enterprise Partners.*

4.3 Stockholder Rights Plan between the Registrant and Chase/Mellon Stockholder Services, LLC.*

4.4 Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock.*

4.5  Bylaws of the Registrant. *

5.1 Opinion of Graham & James LLP as to the legality of the securities being registered.*

23.1 Consent of Graham & James LLP (incorporated by reference to Exhibit 5.1 hereof).

23.2 Consent of Price Waterhouse LLP.

24.1 Power of Attorney (see page II-6).

99.1 401(k) Retirement Plan.
_____________________

* Incorporated by reference to Registrant's Registration Statement on Form S-1, Registration No. 333-3842, filed pursuant to Section 5 of the Securities Act of 1933, as amended.

ITEM 9.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering.

     (c) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware Corporation Law, the First Amended and Restated Certificate of Incorporation of the registrant, the Bylaws of Registrant and the indemnification agreements described above in Item 6, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, County of Sacramento, State of California, on the 3rd day of December, 1997.

                                  USCS INTERNATIONAL, INC.



                                  / James C. Castle/
                                  -------------------
                                  By:  James C. Castle
                                  Its: Chief Executive Officer

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James C. Castle and Douglas L. Shurtleff, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement and to perform any acts necessary in order to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



Dated:  December 3, 1997     / James C. Castle /
                             -------------------
                             James C. Castle
                             Chief Executive Officer and
                             Chairman of the Board of Directors
                             (Principal Executive Officer)


Dated:  December 3, 1997     / George L. Argyros, Sr./
                             -------------------------
                             George L. Argyros, Sr.
                             Director


Dated:  December 3, 1997     / George M. Crandell, Jr./
                             --------------------------
                             George M. Crandell, Jr.
                             Director


Dated:  December 3, 1997     / Charles D. Martin/
                             --------------------
                             Charles D. Martin
                             Director


Dated:  December 3, 1997     / Michael F. Mcgrail/
                             ---------------------
                             Michael F. McGrail
                             Director


Dated:  December 3, 1997     / Larry W. Wangberg/
                             --------------------
                             Larry W. Wangberg
                             Director

Dated:  December 3, 1997     / Douglas L. Shurtleff/
                             -----------------------
                             Douglas L. Shurtleff
                             Senior Vice-President of Finance
                             and Chief Financial Officer
                             (Principal Financial Officer)


Dated:  December 3, 1997     / Zaida A. Klein/
                             -----------------
                             Zaida A. Klein
                             Chief Accounting Officer and Controller

     Pursuant to the requirements of the Securities Act of 1933, the Trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 5, 1997.


                             USCS International, Inc.
                             401(k) Savings Plan and Trust Agreement

                             CG Trust Company, as Trustee


                             / Maria A. Hagen /
                             ------------------------------------

                             By: Maria A. Hagen
                                ---------------------------------

                             Its: Vice President & Trust Officer
                                 --------------------------------

                                    EXHIBIT INDEX



Exhibit
  No.                     Description
---------           ---------------------------

4.1 Second Amended and Restated Certificate of Incorporation of the Registrant dated April 10, 1996.*

4.2 Shareholder Rights Agreement dated December 30, 1988 among the Registrant, Westar Capital and Enterprise Partners.*

4.3 Stockholder Rights Plan between the Registrant and Chase/Mellon Stockholder Services, LLC.*

4.4 Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock.*

4.5  Bylaws of the Registrant. *

5.1 Opinion of Graham & James LLP as to the legality of the securities being registered.*

23.1 Consent of Graham & James LLP (incorporated by reference to Exhibit 5.1 hereof).

23.2 Consent of Price Waterhouse LLP.

24.1 Power of Attorney (see page II-6).

99.1 401(k) Plan and Trust Agreement.

---------------------

* Incorporated by reference to Registrant's Registration Statement on Form S-1, Registration No. 333-3842, filed pursuant to Section 5 of the Securities Act of 1933, as amended.